Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated November 3, 2016 relating to the financial statements and financial statement schedule, which appears in CHS Inc.’s Annual Report on Form 10-K for the year ended August 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 28, 2017